UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 27, 2012

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 7.01Regulation FD Disclosure.

As previously reported, on December 1, 2011, pursuant to the Agreement and Plan of Merger dated as of July 19, 2011 by and among Ecolab Inc. (“Ecolab”), Nalco Holding Company (“Nalco”), and certain other related entities, Ecolab completed its merger with Nalco.  In its Current Report on Form 8-K dated as of December 1, 2011 (the “December 8-K”), Ecolab provided certain required unaudited condensed combined pro forma financial statements of Ecolab as of and for the nine-month period ended September 30, 2011 and for the year ended December 31, 2010 (see Exhibit 99.7 of the December 8-K).  As a convenience to the reader, Ecolab is herein providing certain additional unaudited condensed combined pro forma information for each of the quarterly periods of 2011, for the six- and nine-month periods ended June 30, 2011 and September 30, 2011 and for the year ended December 31, 2011.  This additional pro forma information is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Form 8-K, including the exhibit attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d)           Exhibits.

(99.1) Supplemental Pro Forma Financial Information for Ecolab Inc. for each of the quarterly periods of the year ended December 31, 2011, for the six- and nine-month periods ended June 30, 2011 and September 30, 2011 and for the year ended December 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: April 27, 2012	By:	/s/Michael C. McCormick
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99.1)

Supplemental Pro Forma Financial Information for Ecolab Inc. for each of the quarterly periods of the year ended December 31, 2011, for the six- and nine-month periods ended June 30, 2011 and September 30, 2011 and for the year ended December 31, 2011.

Filed herewith electronically.